Exhibit 3.131

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:21PM 02/06/2012
FILED 02:19PM 02/06/2012
SRV 120126655 - 5105578 FILE
STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

•		First: The name of the limited liability company is__________________________________
Vanguard Medical Specialists, LLC
•		Second: The address of its registered office in the State of Delaware is ________________
160 Greentree Drive, Suite 101 in the City of Dover, DE 19904 County of Kent._________
The name of its Registered agent at such address is National Registered Agents, Inc. ____
________________________________________________________________________________
•		Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) "The latest date on which the limited liability company is to dissolve is
______________________."
•		Fourth: (Insert any other matters the members determine to include herein.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
In Witness Whereof, the undersigned have executed this Certificate of Formation of
Vanguard Medical Specialists, LLC_____ this 6th _____ day of February , 2012 .

	BY:	/s/ Deborah T. McCormick
Authorized Person(s)

	NAME:	Deborah T. McCormick, Vice President
Type or Print